EXHIBIT 99.1

MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: July 21, 2006
FROM: Bob Sepucha
SUBJECT: Second Quarter 2006 Report and Stock Price Evaluation
Please note: important changes to our stock procedures are described in the Quarterly Stock Trade section and at the end of this memo.
Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective after July 21, 2006. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $42.49 per share, an increase of $1.24 (3%) per share compared to $41.25 per share as of April 21, 2006 and an increase of $1.53 per share (4%) since July 21, 2005.
A 5% decrease in stockholder equity in the second quarter was offset by an increase in the cost of vested stock options plus an increase in the promissory note balance. The result was a $0.34 per share contribution to stock price growth from the equity/share term. Steady earnings in the quarter coupled with an increase in the stock tax benefit caused a $0.89 increase in stock price from the earning/share term. Due to a $1.3M increase in projected twelve-month profits from contract backlog, the growth factor contributed $0.01 to stock price growth. This reverses the trend of the previous four quarters when the growth factor contributed significant ($1.46 to $2.07) negative contributions to stock price growth.
Quarterly Stock Trade
We anticipate liquidity will be approximately $1,200K for quarterly pro rata repurchases on the August 21 trade date, approximately $2,400K less than on the May 2006 trade date. This decrease is due to the significant number of retirements of large stockholders in the second quarter.
The deadline for the next trade date is Monday, August 21. As previously communicated to “all hands,” the SPARTA Stock Transaction and Reporting System (STaRS) is operational and must be the sole means of entering offers for the August 21 trade. When you use STaRS to submit your offer for this trade, you will need to print out the stock transaction request forms prepared by STaRS, sign them, and submit stock certificates just as if you were using the Excel-based stock transaction request forms. You must submit the original signed stock transaction request and stock certificates to the CBO Stock Administrator no later than close of business on August 21. Stockholders wishing to offer stock for repurchase should send the stock transaction request form, addressed to the Stock Administrator in the CBO, at least a few days prior to August 21, offering up to $4,971 in stock (117 shares) along with signed stock certificates for the amount offered. (Please note the change of address from Diane Lavoie to Stock Administrator, a change being implemented to streamline the stock transaction process at the CBO now that several people are involved in that process.) Shares acquired less than 6 months prior to the stock trade date, i.e. after February 21, 2006, may not be offered. This includes shares acquired by exercising options, from year-end bonuses, profit sharing and 401(k) contributions, and Rabbi Trust awards. Offerers wishing to sell in excess of $5,000 in stock should submit at the same time a second stock transaction request for the amount they desire to sell in excess of $5,000. However, stock certificates associated with this second transaction request should not be included, since the actual amount any offerer will be permitted to sell is subject to pro rata allocation in proportion to the stockholdings of the offerers. Sellers will be notified shortly after August 21 of the results of the pro rata allocation, and will be asked to provide signed stock certificates after notification. Proceeds from the pro rata sale will be forwarded to the sellers in early October 2006, approximately six weeks after the trade date. Repurchase requests received after August 21 will not be honored regardless of the reason for late arrival, so send them early. The CBO Stock Administrators will fax a list of offers received as of August 17 to each of the Operations as confirmation of receipt of offers as of that date (a benefit of sending in your offer early).
No transaction will be processed unless the original signed stock transaction request is received in the CBO by the August 21 deadline. Forms that are emailed or faxed will not be accepted. For the $5,000 repurchase requests, the stock certificate must accompany the original stock transaction request. For repurchase requests in excess of $5,000, the second original transaction request must also be received by the deadline but, as described above, the stock certificates should not be provided until the sellers are notified of the pro rata allocation.
New Contracts
Contract actions in the second quarter with annual value of at least $1M are summarized below. The wins total $48.5M and the losses total $23M. Broken out by business area, Missile Defense (ASTO and SASO entries) gained $17.3M, Intelligence (ACTO) gained $11.4M, and Hardware (STO and CPO) $19.8M. In the table, SS refers to Sole Source.

Opn	W/L	Program	Customer	P/S	Amt ($M)	Dur (Yr)	Type
ASTO	Win	C2BMC	MDA	P	3.7	1	SS Add-on
SASO	Win	Test & Evaluation	MDA	P	13.6	1	SS Add-on
ACTO	Win	DOORWAY	Classified	P	1.5	0.5	SS Add-on
ACTO	Win	CATAPULT & STILETTO	Classified	P	2.4	1	SS Add-on
ACTO	Win	TURBO PANDA	Classified	P	2.9	1	SS Add-on
ACTO	Win	Data Processing Support	FBI	P	1.0	1	SS Add-on
ACTO	Win	Engineering Support	INSCOM	P	3.6	1	SS Award
STO	Win	ARES	AFRL	S	18.0	5	Competitive
CPO	Win	F-135 Stator 2	P&W	P	1.8	0.75	SS Award
Total Wins					$48.5M
ACTO	Loss	JACKSPARROW	NSA	P	14.0	4.3	Competitive
MSO	Loss	Enterprise Acq. Gateway	DHS	P	9.0	7	Competitive
Total Losses					$23.0M
The $13.6M sole-source add-on to the MDA Test and Evaluation contract is a result of the definitization of the $22M, two-year contract award announced in the January 23, 2006 stock price memo. Initially, the contract was for $11M per year for two years. With the add-on, the funding for the first year (Dec. 2005 to Dec. 2006) is now $24.6M.
2006 Business Performance
Second quarter sales were $75.1M, a 6% increase from the first quarter, the largest quarter-to-quarter increase since mid 2005, and a 7% increase from the second quarter of 2005. Direct labor was down 4% from the previous quarter, reflecting the fact that a major portion of the sales increase in the quarter was for subcontracts. Relative to the second quarter of 2005, direct labor increased 4%.

Twelve-month contract backlog was $281M, an increase of 3% from the first quarter. Multi-year contract backlog increased by 3% to $947M. Relative to the second quarter of 2005, annualized contract backlog grew by 10% and multi-year contract backlog grew by 50%.
In the second quarter, we hired 75 people, 29 more than in the first quarter and 63 fewer than in the second quarter of 2005. The large discrepancy from the previous year is due to the acquisition of the McAfee Research Division in 2005 from which we gained 37 people. The annualized recruiting rate at the end of the second quarter was 18%, down from 30% for all of 2005. We had 73 terminations in the second quarter, 6 more than in the previous quarter. Of the 73 who left, 30 took jobs at other companies or in the government. This corresponds to an annualized overall turnover rate of 21% and 10% for people leaving for other jobs. This compares to 16% and 7%, respectively, for all of 2005. At the end of the quarter, we had a full-time equivalent staff of 1,322 people, a net increase of 10 people for the quarter and a decrease of 16 people since the beginning of the year.
2006 Financial Performance
Net earnings for the second quarter were $4.2M, essentially unchanged from the previous five quarters. Profitability (net earnings as a percent of sales) in the second quarter was 5.6%, a slight decrease from 5.9% in the first quarter. Year-to-date, profitability stood at 5.8%, down from 6.4% for 2005. Stockholders’ equity stood at $67.1M at the end of the quarter, a 5% decrease from the previous quarter and a 15% increase from the second quarter of 2005.
Collection of receivables continued to improve in the second quarter as Days Sales Outstanding (DSO) decreased from 67 days in March to 60 days in June. The year-to-date average DSO was 65 days, 3 days more than the year-to-date average for all of 2005 but an improvement of 3 days since March. Cash and investments increased by $1.3M (4%) to $34.3M in the second quarter.
In the second quarter, scheduled promissory note principal payments of $898K were made, and $2,653K in new promissory notes was issued to retiring major stockholders. The combination caused the promissory note balance to increase by $1.8M (21%) to $10.2M. At the end of the quarter, cash and investments exceeded the sum of our income tax liabilities and promissory note obligations by $22.2M, an increase of $1.0M (5%) from the previous quarter.
2006 Outlook
The financial plan for 2006 is based on sales of $295M and direct labor of $85.0M, increases of 6% and 11%, respectively. This modest growth is a reflection of the trend we saw developing in 2005 with budgets of our major government customers showing little growth due to intense pressures from military operations overseas and concerns about the size of the overall federal budget. In this environment it is still reasonable to expect adding 5-10% in sales due to new contracts, but it is no longer realistic to expect much in additional new funding being added to existing contracts during the year to the extent we experienced in 2003 and 2004.
At the mid point in the fiscal year, prospects for meeting our sales plan are good, with projections even suggesting that $300M in sales is within our reach. Bid and proposal activity increased substantially in the quarter causing the annualized proposal backlog to increase by 100% to $140M. With a reasonable win rate, this could bode well for the fourth quarter and especially for our prospects in 2007. Our challenge is to continue this aggressive business development activity to ensure that our growth rate accelerates in 2007 and beyond.
Changes in Stock Procedures
In November 2004, the Board of Directors approved a change in the Company’s stock repurchase policy which permitted stockholders, when exercising stock options, to simultaneously trade in personally-held stock in an amount equal to (a) the sum of the stock option exercise cost plus (b)

30% of the paper gain on exercise. The purpose of this change was to permit stockholders to sell shares of SPARTA stock to pay for most of the income tax withholding associated with the stock option exercise.
Effective with the August 21, 2006 stock trade, we will be instituting a modest change to the procedures for accounting for such “30% Sales” vis-à-vis the quarterly stock trade. Currently, every stockholder is permitted to sell up to $5,000 of stock in a quarterly stock trade; any additional stock that the stockholder offers to sell is placed in the pro rata trade. This minimum repurchase amount is adjusted for “stock option exercise credits” if the employee exercised stock options during the quarter. Effective immediately, the minimum repurchase amount (referred to in STaRS as the Estimated Repurchase Limit, or ERL), will be defined as follows:
ERL = the greater of 0 or ($5K + Quarterly Exercise Cost + Quarterly Stock Loan Payments - Quarterly Stock Sales to SPARTA),
where the Quarterly Exercise Cost, Quarterly Stock Loan Payments, and Quarterly Stock Sales to SPARTA represent the respective amounts for the fiscal quarter immediately preceding the quarterly stock trade date (for example, the August 21, 2006 stock trade will be based on transactions occurring from April 3, 2006 through July 2, 2006) .
What this means is that if, in a particular quarter, a stockholder has a sufficiently large “30% Sale” such that it exceeds the sum of $5K plus the “stock option exercise credit”, then any offer the stockholder makes in the next quarterly stock trade will automatically be placed in the pro rata sale.
The reason for this change is to ensure fairness for all stockholders. The purpose of the quarterly stock trade is to provide a measure of liquidity for our stockholders, and the purpose of the minimum repurchase amount is to provide a minimum amount of liquidity for each stockholder. If we did not charge the “30% Sales” against the minimum repurchase amount, then stockholders who also exercised stock options and availed themselves of the “30% Sale” option would effectively receive a greater minimum repurchase amount than other stockholders.
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF JUNE, 2006

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	JUN 06	JUN 05	JUN 06	JUN 05
Sales ($M)	$75.1	$70.5	$287.9	$267.7
Contract Profits	7,683	7,665	30,232	29,337
Gross Profits (incl. SIT and Misc Income)	7,933	7,987	31,261	30,377
Net income
Per GAAP (incl. FAS 123R and unallowable comp.)	4,226	4,337	16,883	17,153
For Stock Pricing (excl. FAS 123R and unallowable comp.)	4,720	4,608	18,559	17,958
Stock tax benefit	1,058	865	6,313	4,180
Stock sales — Receivable	(259)	(1,096)	780	475
Deferred Stock (Rabbi Trust)	35	(104)	74	14
Stock sales — exercise	5,012	6,458	15,015	14,012
Stock sales — retirement plans	1,520	1,350	6,215	5,240
Stock sales — bonus	0	0	1,257	1,623
Total Stock Sales	6,532	7,808	22,487	20,875
Stock repurchases:
- Cash	12,236	7,439	34,222	27,299
- Promissory notes	2,653	0	3,391	6,006
Total Stock Repurchases	14,889	7,439	37,613	33,305

Business Projections and Backlog	At June 30,	At Dec. 31,	At June 30,
(in $M, unless otherwise noted)	2006	2005	2005
Contract backlog	280.5	273.6	254.6
Proposal backlog	140.9	66.1	92.6
Twelve month projected sales	307.1	295.3	290.1
Twelve month projected earnings ($K)	31,020	30,272	29,988

	At June 30,	At Dec. 31,	At June 30,
Breakdown of Stockholder’s Equity ($M)	2006	2005	2005
Stock sales	$93.47	$79.99	$70.97
Stock sales receivables	(1.06)	(0.58)	(1.84)
Deferred stock compensation	(0.36)	(0.35)	(0.44)
Stock repurchases	(110.56)	(86.54)	(72.94)
Stock tax benefit	25.32	23.72	19.01
Retained earnings	60.24	51.81	43.36

Stockholders’ Equity	$67.056	$68.04	$58.13

Stock Promissory Notes	10.19	8.43	9.87

Net Worth	$77.25	$76.47	$67.99

Cash on Hand	$35,028	$27,960	$27,760

	At June 30,	At Dec. 31,	At June 30,
Stock Notes ($M)	2006	2005	2005
Total note balance	$10.19	$8.43	$9.87
Long-term subordinated	$7.06	$5.99	$7.21
Fiscal year 2005 ending 01/01/06 is presented as 12/31/05.
The second quarters of 2006 and 2005 ending 07/03/06 and 07/02/05 are presented as 06/30/06 and 06/30/05.

STOCK PRICE CALCULATION
(Business Data as of 06/30/2006)

		Equity		Growth		Earnings
		Term		Term		Term

		SE+SN+CX				NP+STB

PRICE	=	SI+SV	+	7 x FG x	( 2 YR AVG	SI+SV )

Stock Ownership		Equity Term ($K)

Shares Issued (SI)	5,216	Stockholders Equity (SE)	67,056
Option Vested (SV)	851	Subordinated Notes (SN)	7,063

	6,067	(Long Term Portion)
		Cost to Exercise SV (CX)	21,829

		SE + SN + CX =	95,949

Equity Term/Share

SE+SN+CX		95,949

SI+SV	=	6,067	=	$15.815

Growth Term (FG)

Contract Profits ($K)
Past 12 Months	30,232
Past 24 Months	59,569
12 Month Projection	28,996	(Contract Backlog + Weighted Proposal Backlog)
FG   =   [  {Past 12 Months  +  12 Months Projection}  /  Past 24 Months ]2
FG   =   [ (  30,232   +  28,996 ) /  59,569   ]2 =    0.989

Earnings Term ($K)				Previous 7 Quarters

Net Income for Quarter, for Stock Pricing (NP, $K)			= 4,720	0.898
				1.029
Stock Tax Benefit		(STB)	= 1,058	0.854
				0.897
Quarter	NP+STB	= ( 4,720 + 1,058 ) / 6,067		1.137

	SI+SV	=	0.952	1.100
				0.841

2 YR AVG	NP+STB	= ( 0.952 + 6.756 ) / 2		6.756

	SI+SV	=	3.854

Stock Price Computation
Note: Growth Term may not exceed 1.500

Price/Share	=	$15.815	+	7	x	0.989	x	3.854	=	$42.49